Exhibit 10.3

CIVITAS RESOURCES, INC.

EMPLOYEE RESTRICTIVE COVENANTS, PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by Civitas Resources, Inc., a Delaware corporation (collectively with its subsidiaries and affiliates, including without limitation, Bonanza Creek Energy Operating Company, LLC, HighPoint Operating Corporation, Extraction Oil & Gas, Inc., Crestone Peak Resources, Civitas North, LLC, Holmes Eastern Company, LLC, and Rocky Mountain Infrastructure, LLC, the "Company"), and the compensation now and hereafter paid to me, I hereby agree to the following terms and conditions of this Employee Proprietary Information and Inventions Agreement (this "Agreement"):

1.             NONDISCLOSURE.

1.1 Proprietary Information.

(a)             I understand and agree that, during the course of my employment with the Company, I will have access to and learn about confidential, secret, and/or proprietary documents, information, and other materials, in tangible and intangible form, of and relating to the Company and its existing and prospective customers, suppliers, investors, and other associated third parties, which may include without limitation, information relating directly or indirectly to: (a) drilling and completion optimization techniques, procedures, drilling reports, maps, well logs, mud logs, seismic data, geological data and analyses, geophysical data and analyses, and other trade secrets, unpatented inventions, ideas, methods, discoveries, know-how, unpublished patent applications, data, databases, analyses, reports, scientific and technical information, designs, processes, specifications, source code, and object code, and depictions, in whole or in part, of any of the foregoing, (collectively, "Inventions") of the Company; (b) information concerning the Company's past, present, and future business affairs, including without limitation, finances, customer information, supplier information, vendor information, products, services, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, agreements and their terms, transactions, negotiations, and business, marketing, development, sales and other commercial strategies; (c) any confidential, secret, and/or proprietary documents, materials, or other information Company has received or will receive from third parties from time to time; and (d) notes, compilations, studies, summaries, interpretations, and other materials prepared by or for the Company that contain, are based on, or otherwise reflect or are derived, in whole or in part, from any of the foregoing, (collectively, "Proprietary Information").

(b)             I understand and agree that the above list of Proprietary Information is not exhaustive, and that Proprietary Information also includes other information that is marked or otherwise identified as confidential or proprietary or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Proprietary Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is not, directly or indirectly, through any fault or mine or any fault of a person(s) acting on my behalf.

(c)             I further understand and agree that any and all Proprietary Information developed by me in the course of my employment by the Company shall be subject to the terms and conditions of this Agreement as if the Company furnished the same Proprietary Information to me in the first instance.

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1.2 Nondisclosure.

(a)             At all times during my employment and thereafter, I will hold in strictest confidence and will not, directly or indirectly, communicate, make available, or disclose any Proprietary Information, in whole or in part, to any person or entity, except those persons or entities under proper written confidentiality obligations having a need to know such Proprietary Information and as may be required in connection with the performance of my authorized employment duties for the Company, or unless an officer of the Company expressly authorizes such disclosure in writing. I will obtain the Company's prior written approval before lecturing upon, publishing, or submitting for publication any material (written, verbal, or otherwise) that incorporates any Proprietary Information. I further agree not to access or use any Proprietary Information, and not to copy any documents, records, files, media, or other resources containing any Proprietary Information, or remove any such materials from the premises or control of the Company, except as required in the performance of my authorized employment duties or with the prior written consent of an authorized officer.

(b)             Notwithstanding anything contained herein to the contrary, nothing in this Agreement is intended to prohibit me from discussing the terms and conditions of my employment with coworkers, exercising any protected rights to the extent such rights cannot be waived by this Agreement, or otherwise disclosing information if and to the extent required by applicable law or valid court order.

(c)             I understand and agree that my obligations under this Agreement regarding Proprietary Information begin immediately and shall continue during and after my employment with the Company until the Proprietary Information has become public knowledge other than as a result of any breach of this Agreement by me or by those acting in concert with me or on my behalf.

1.3 No Improper Use of Information of Prior Employers and Others. During my employment by the Company, I will not improperly use or disclose any confidential or proprietary information of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.             WORK PRODUCT; PROPRIETARY RIGHTS.

2.1 Work Product. I acknowledge and agree that all Inventions that I create, prepare, produce, author, edit, amend, conceive, or reduce to practice, individually or jointly with others, during the period of my employment and relating in any way to the business or contemplated business, research, or development of the Company (regardless of when or where the Work Product is prepared or whose equipment or other resources are used in preparing the same) and all printed, physical, and electronic copies, all improvements, rights, and claims related to the foregoing, and other tangible embodiments thereof (collectively, "Work Product"), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), mask works, patents, and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions, and renewals thereof (collectively, "Intellectual Property Rights"), shall be the sole and exclusive property of the Company.

2.2 Works for Hire; Assignment. I acknowledge and agree that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, I hereby irrevocably assign to the Company, for no additional consideration, my entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit my rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

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2.3 Previous Inventions. Any Inventions, whether or not patented, copyrightable, or registerable, that relate to the subject matter of my employment with Company and which I, alone or jointly with others, conceived, developed, or reduced to practice, or caused to be conceived, developed, or reduced to practice, prior to the commencement of my employment with the Company, which I consider to be my property or the property of a third party, and that I wish to have excluded from the scope of this Agreement ("Previous Inventions") are excluded from the scope of this Agreement. To preclude any possible uncertainty, within two (2) business days following my signing of this Agreement, I will provide to the Company a complete written list of all Previous Inventions. Notwithstanding anything to the contrary herein, if I do not timely provide the Company with the foregoing written list of Previous Inventions, I represent that there are no Previous Inventions. If, in the course of my employment with the Company, I incorporate a Previous Invention into any Work Product, I hereby grant the Company such rights and licenses with respect to such Previous Invention that will allow the Company to use and otherwise exploit it perpetually throughout the universe for all or any purposes whatsoever to the same extent as if the Company owned the Previous Invention, and without incurring any fees or costs to me or any other person. Without limiting the foregoing, the foregoing license shall be: (a) irrevocable, perpetual, fully paid-up, worldwide, royalty-free, and freely assignable and sublicensable; and (b) include the rights to use, reproduce, perform (publicly or otherwise), display (publicly or otherwise), modify, improve, create derivative works of, distribute, import, make, have made, sell, and offer to sell the Previous Invention, including all such modifications, improvements, and derivative works thereof. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, any Previous Invention in any Work Product without the Company's prior written consent.

2.4 Further Assurances; Power of Attorney. During and after my employment, I agree to reasonably cooperate with the Company to: (a) apply for, obtain, perfect, and transfer to the Company the Work Product and Intellectual Property Rights therein in any jurisdiction in the world; and (b) maintain, protect, and enforce the same, including without limitation, executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. I hereby irrevocably grant the Company power of attorney to execute and deliver any such documents on my behalf in my name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, issuance, prosecution, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if I do not promptly cooperate with the Company's request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be impacted by my subsequent incapacity.

2.5 Obligation to Keep Company Informed. During the period of my employment and for one (1) year thereafter, I will promptly disclose to the Company fully and in writing: (a) all Inventions relating to the subject matter of my employment with Company that are authored, conceived, or reduced to practice by me, either alone or jointly with others; and (b) all patent applications relating to the subject matter of my employment with Company filed by me or on my behalf, or in which I am named as an inventor or co-inventor, in each case to the extent permitted by applicable law.

2.6 Government or Third Party. Notwithstanding anything to the contrary herein, I also agree to assign all my right, title, and interest in and to any particular Work Product to a third party, including without limitation the United States government, as directed by the Company.

2.7 Presumption of Ownership. Due to the difficulty of establishing when Work Product is first conceived or developed, whether it results from access to the Company's Proprietary Information or its actual or anticipated business, research, or development, or whether it is a direct or indirect result or derivation of any work I perform for the Company, I hereby acknowledge and agree that all right, title, and interest in and to any and all Work Product conceived, developed, suggested, or reduced to practice by me during my employment, whether alone or jointly with others, shall be presumed to solely and exclusively belong to the Company and I shall have the burden of proof to prove otherwise.

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2.8 Moral Rights. To the extent any copyrights are assigned under this Agreement, I hereby irrevocably waive, to the extent permitted by applicable law, any and all claims I may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as "moral rights" with respect to all Work Product and all Intellectual Property Rights therein.

2.9 No License. I understand and agree this Agreement does not, and shall not be construed to, grant me any license or right of any nature with respect to any Work Product, Intellectual Property Rights, or any Proprietary Information or other materials or resources made available to me by the Company.

3.            SECURITY. I agree and covenant: (a) to comply with all Company security policies and procedures in force from time to time, including without limitation, those regarding data security and the Company's facilities and information technology resources; (b) not to access or use any such facilities or information technology resources except as authorized by the Company; and (c) not to access or use any facilities or information technology resources in any manner after the termination of my employment with the Company, whether termination is voluntary or involuntary.

4.            RECORDS. Unless otherwise directed or requested by the Company, I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information and Work Product developed by me during the period of my employment with the Company, which such records will be available to and remain the sole property of the Company at all times.

5.            RESTRICTIVE COVENANTS.

5.1 Acknowledgement. I understand and agree that the nature of my position gives me access to and knowledge of Proprietary Information and places me in a position of trust and confidence with the Company. I understand and acknowledge that the services I provide to the Company are unique, special, or extraordinary. I further understand and acknowledge that the Company's ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that improper use or disclosure by me is likely to result in unfair or unlawful competitive activity.

5.2 Non-Competition During Employment.

(a)             Because of the Company's legitimate business interest as described herein and the good and valuable consideration offered to me, during my employment with the Company, I agree and covenant not to engage in any activity: (i) in which I contribute my knowledge, directly or indirectly, in whole or in part, whether for my benefit, through a family member, or as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or other similar capacity, to an entity engaged in the same or similar business as the Company, including any business in which the Company devoted material resources into entering during my employment, including those engaged in (A) the acquisition, exploration, development, and/or production of onshore oil, natural gas, and/or associated liquids in the United States of America; or (B) the leasing, acquiring, exploring, developing, or producing of hydrocarbons or related products; or (ii) that may require or inevitably requires disclosure of trade secrets or other Proprietary Information, (collectively, the "Business").

(b)             Because of the Company's legitimate business interest as described herein and the good and valuable consideration offered to me, during my employment with the Company, I agree and covenant not to, directly or indirectly: (i) invest or otherwise participate alongside the Company in connection with any business ideas, prospects, proposals, or other opportunities pertaining to the Business that are or were developed by me during my employment with the Company or originated by any third party and brought to my attention during my employment with the Company and in such capacity ("Business Opportunity"); or (ii) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether the Company ultimately participates in such Business Opportunity.

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(c)             Notwithstanding anything to the contrary herein, the restrictions set forth in Section 5.2(a) and 5.2(b) shall not apply to any: (i) existing personal oil and gas investments owned by me or my family members as of the date of this Agreement, as set forth on Exhibit A hereto (the "Existing Personal Investments"); (ii) future expenditures made by me or my family members, provided that such future expenditures do not go beyond the limited allowed for Permitted Investments (as defined below); (iii) Permitted Investments (as defined below); or (iv) opportunity that is first offered to, and subsequently declined by, the Company (acting through the Company's board of directors of the Company or its designee), if and to the extent that such opportunities are outside the Geographic Scope (as defined below). For purposes of this Agreement, "Permitted Investments" means passive investments in securities or other ownership interests of businesses made by me or my family members, provided that the aggregate amount owned by me or my family members does not exceed 5% of the outstanding securities or other ownership interests of any such business, and provided that neither myself nor my family members control, or are members of a group that controls, such business.

5.3 Non-Competition After Employment.

(a)             I hereby acknowledge and agree that the purpose of this Section 5.3 is to protect the Company from unfair loss of goodwill and business advantage, to shield me from the pressure to use or disclose Proprietary Information or to trade on the goodwill belonging to the Company, for the protection of the Company's trade secrets and other Proprietary Information, and because of the knowledge I have acquired or will acquire as an executive, management personnel, officer, or professional staff to an executive or management personnel. Accordingly, during the Severance Obligation Period (as that term is defined in the Executive Change in Control and Severance Plan, as amended) (the "Post-Termination Non-Compete Term"), I agree and covenant not to engage in any activity in which I contribute my knowledge, directly or indirectly, in whole or in part, whether for my benefit, through a family member, or as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern or other similar capacity (other than as an employee of a chartered commercial bank with assets of $500 million or greater), to any business engaged in leasing, acquiring, exploring, developing, or producing hydrocarbons and related products within the boundaries of, or within a twenty-five (25) mile radius of the boundaries of, any mineral property interest of the Company (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreement between the Company and any third party) or any other property on which the Company has a right, license, or authority to conduct or direct exploratory activities, such as three dimensional seismic acquisitions or other seismic, geophysical, and geochemical activities as of the date my employment with the Company is terminated (the "Geographic Scope").

(b)             Notwithstanding anything to the contrary herein, the restrictions in Section 5.3(a) shall not be construed to preclude me from: (a) holding any Existing Personal Investments; (b) making future expenditures made by me or my family members in the Existing Personal Investments, provided that such future expenditures do not go beyond the limited allowed for Permitted Investments; (c) making Permitted Investments; or (d) investing in any opportunity that is first offered to, and subsequently declined by, the Company (acting through the board of directors of the Company or its designee), if and to the extent that such opportunities are outside the Geographic Scope.

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5.4 Non-Solicitation of Employees and Third Parties. I agree and covenant, during my employment with the Company and during the Post-Termination Non-Compete Term, not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of any contract with any employee, independent contractor, consultant, advertiser, supplier, broker, vendor, agent, sales representative, or licensee of the Company, or otherwise encourage the foregoing to discontinue or curtail his, her, or its business relationships with the Company.

5.5 Non-Solicitation of Customers. I understand and acknowledge that because of my experience with and relationship to the Company, I will have access to and learn about much or all of the Company's client and customer information which may include, without limitation, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer or client. I understand and acknowledge that loss of this customer relationship and/or goodwill will cause significant and irreparable harm to the Company. I agree and covenant, during my employment with the Company and during the Post-Termination Non-Compete Term, not to directly or indirectly solicit, contact, attempt to contact, or meet with the Company's current, former or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

5.6 Non-Disparagement. I agree and covenant that I will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees or officers. This Section 5.6 does not, in any way, restrict or impede me from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or valid court order.

6.             NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any non-compete agreement or any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

7.             EXIT OBLIGATIONS. I acknowledge and agree that, upon the voluntary or involuntary termination of my employment with the Company, or otherwise upon the Company's request at any time during my employment,  I will: (a) provide or return to the Company any and all Company property, including any keys, access cards, identification cards, security devices, employer credit cards, computers, mobile phones, and other devices and equipment, manuals, files, work product, disks, thumb drives and other removable information storage devices, hard drives, and all documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Proprietary Information or Work Product, that are in my possession or control, whether they were provided to me by the Company or any of its business associates, or created by me in connection with my employment with the Company; and (b) delete or destroy all copies of any such documents and materials not returned to the Company that remain in my possession or control, including those stored on any non-Company devices, networks, storage locations, and media in my possession or control. I understand and agree that compliance with this paragraph may require that data be removed from my personal computer equipment or other electronic storage devices or media. Consequently, upon reasonable prior notice, I agree to permit Company personnel and/or its contractors access to such computer equipment or other electronic storage devices or media for that purpose. Prior to my last day of employment with the Company, I will cooperate with the Company in completing and signing the Company's termination statement.

8.             NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

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9.             GENERAL PROVISIONS.

9.1 Remedies. I acknowledge and agree that the Company's Proprietary Information and the Company's ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Proprietary Information by me will cause irreparable harm to the Company, for which remedies at law will not be adequate. In the event of a breach or threatened breach by me of any of the provisions of this Agreement, I hereby consent and agree that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction, or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

9.2 Notices. Any notices required or permitted hereunder will be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice will be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9.3 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado, without regard for its conflicts of law principles that would require application of the laws of a different state. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Denver, Colorado for any lawsuit filed there against me by Company arising from or related to this Agreement.

9.4 Severability. In case any one or more of the provisions contained in this Agreement is, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the foregoing, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, for any reason, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it then appears.

9.5 Successors and Assigns. The Company may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns. I understand and agree that I may not assign this Agreement or any part hereof, and that any purported assignment by me shall be null and void from the initial date of purported assignment.

9.6 Survival. The provisions of this Agreement will survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

9.7 Acknowledgement. I acknowledge and agree that my relationship with the Company is "AT-WILL", and that both the Company and I may terminate my employment relationship at any time, with or without cause or advance notice. I further agree and understand that nothing in this Agreement will confer any right with respect to continuation of employment by the Company, nor will it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause or advance notice. I further acknowledge and agree that the services to be rendered by me to the Company are of a special and unique character; that I will obtain knowledge and skill relevant to the Company's industry, methods of doing business, and marketing strategies by virtue of my employment; and that the terms and conditions of this Agreement are reasonable under these circumstances. I further acknowledge that the amount of my compensation reflects, in part, my obligations and the Company's rights under this Agreement; that I have no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; that I will not be subject to undue hardship by reason of my full compliance with the terms and conditions of this Agreement or the Company's enforcement thereof; and that this Agreement is not a contract of employment and shall not be construed as a commitment by either me or the Company to continue an employment relationship for any certain period of time.

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9.8 Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by a duly authorized employee of the Company (other than me). No waiver by either me or the Company of any breach by the other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either me or the Company in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

9.9 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement will apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. Unless specifically provided herein, this Agreement contains all the understandings and representations between me and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

9.10 Advice of Counsel. I ACKNOWLEDGE AND AGREE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT MAY NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

9.11 Export. The export of technical data or products utilizing technical data to countries outside the United States could violate United States export laws or regulations. I agree that I will not export such data, directly or indirectly, unless I have specific authorization from the Company.

[Signatures on Following Page]

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This Agreement is effective as of April 29, 2022 (the "Effective Date").

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

/s/ M. Christopher Doyle
Signature

M. Christopher Doyle
Print Name

4/29/2022
Date

Accepted And Agreed:

CIVITAS RESOURCES, INC.

/s/ Cyrus D. Marter
Signature

Cyrus Marter
Print Name

General Counsel & Secretary
Title

4/29/2022
Date

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